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                                                                  Exhibit: 4.8FT




                          REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT (the "Agreement"), which shall be effective as of January 5, 1998, is by and between Futech Educational Products, Inc., an Arizona corporation (the "Company"), and Manmohan Singh Bhatia (the "Shareholder");

RECITALS:

      A. The Company and Magi Publications, a partnership ("Magi") are members of Little Tiger Press USA, LLC, a New York limited liability company governed by an Operating Agreement dated January 5, 1998 (the "Operating Agreement").

      B. Pursuant to the Operating Agreement, Magi is acquiring shares of the Company's common stock, no par value.

      C. Shareholder shall acquire the shares from Magi as partner of Magi.

      D. The shares of the Company's common stock which will or may be issued pursuant to the Operating Agreement, as described in Recital B, are referred to in this Agreement as the "Common Stock."

      E. The Common Stock will not be registered under the Securities Act of 1933, as amended, or under the securities laws of any state, in reliance upon exemptions from registration thereunder.

      In consideration of the mutual covenants and obligations hereinafter set forth, the Company and the Shareholder, hereby agree as follows:

      SECTION 1. Definitions. As used in this Agreement, the terms listed in this Section shall have the meanings set forth below:


            (a) "Affiliate" of any Person means any other Person who either directly or indirectly is in control of, is controlled by or is under common control with such Person; provided that for purposes of this definition an investment entity shall be deemed to be controlled by its investment manager, investment advisor or general partner.

            (b) "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of Phoenix are authorized by law, regulation or executive order to close.

            (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are effect from time to time.
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            (d) "Holder" shall mean the Shareholder and his successors, assigns and transferees (subject to Section 10 hereof). For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security as the Holder thereof (subject to Section 10 hereof).

            (e) "Person" shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization, a government or agency or political subdivision thereof or any other entity.

            (f) "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

            (g) "Registrable Securities" shall mean (i) all shares of Common Stock issued or issuable to the Shareholder pursuant to the Asset Purchase Agreement as further described in Recital Section B; and (ii) any other securities issued as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of the shares of Common Stock referred in to (i) above.

            (h) "Registration Expenses" shall have the meaning set forth in
Section 6 hereof.

            (i) "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement including post effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

            (j) "Registration Termination Date" shall mean the earlier to occur of (i) the date that is five years following the date hereof or (ii) the first date upon which the Registrable Securities may be sold without limitation under Rule 144 under the Securities Act (as such Rule may be amended from time to time), other than the limitations set forth in paragraphs (c), (f) and (h) of such Rule, as determined by the opinion of counsel to the Company (which shall be reasonably satisfactory to counsel to the Holders).

            (k) "SEC" shall mean the U.S. Securities and Exchange Commission, or any other U.S. federal agency at the time administering the Securities Act.

            (l) "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.
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            (m) "Underwritten Offering" shall mean an offering that is registered under the Securities Act in which securities of the Company are sold pursuant to a firm commitment underwriting, to an underwriter at a fixed price for reoffering to the public or pursuant to agency or best efforts arrangements with an underwriter.

      SECTION 2. Securities Subject to this Agreement. The Registrable Securities are entitled to the benefits of this Agreement.

      SECTION 3. Demand Registration.

            (a) Demand Registration (i) Upon the written request of Holders owning not less than 50% of the Registrable Securities (excluding any Registrable Securities that have previously been sold pursuant to a Registration Statement hereunder or Rule 144 under the Securities Act), and provided that there is then no effective Registration Statement in effect with respect to such Registrable Securities, the Company will effect, in accordance with the terms of this Agreement, the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Holders, subject to Section 3(c) hereof; provided that the number of securities requested to be so registered shall be not less than 50% of the Registrable Securities held by such requesting Holders. NO SUCH REQUEST MAY BE MADE PRIOR TO AN INITIAL PUBLIC OFFERING OF THE COMPANY'S SECURITIES AND EARLIER THAN ONE YEAR AFTER THE ACQUISITION OF THE COMMON STOCK BY THE HOLDER PURSUANT TO THE TERMS OF THE ASSET PURCHASE AGREEMENT (THE "DEMAND COMMENCEMENT DATE"). In addition, no such request shall be made during the 90-day period following the completion of any Underwritten Offering of the Company's shares of Common Stock and no such request shall be made to include any Registrable Securities in an initial public offering of securities of the Company. The Company shall not be obligated to effect more than two demand registrations pursuant to this Section 3, provided that the Company shall not be required to effect registrations on a form other than a Form S-3 (or any successor to such form).

                  (ii) Expenses. The Company shall pay all Registration Expenses with respect to any demand registration pursuant to this Section 3.

            (b) Effectiveness of Registration Statement. The Company agrees to use its best efforts to (i) cause the Registration Statement relating to any demand registration pursuant to this Section 3 to become effective under the Securities Act as promptly as practicable (ii) thereafter keep such Registration Statement effective continuously for the period specified in the next succeeding paragraph; and (iii) prevent the happening of any event of the kinds described in clauses (4) or (5) of Section 5(a)(ii) hereof.

            A demand registration requested pursuant to this Section 3 will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act and remain continuously effective (except as otherwise permitted under this Agreement) for a period ending on the earlier of:
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            (A) in the case of a Registration Statement on Form S-3 (subject to
            Section 5(c) below), the Registration Termination Date; or

            (B) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed.

            (c) Inclusion of Other Securities. The Company, and any other holder of the Company's securities that has registration rights, may include its securities in any demand registration effected pursuant to this Section 3; provided, however, that if the managing underwriter or underwriters of any Underwritten Offering contemplated thereby advise the Holders in writing that the total amount or kind of securities which such Holder, the Company or any such other holder intends to include in such proposed public offering is sufficiently large to affect the success of the proposed public offering requested by the Holder or Holders materially and adversely, then the amount or kind of securities to be offered for the account of the Company or any such other holder shall be reduced to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters.

            (d) Form. Registrations under this Section 3 will be on a form permitted by the rules and regulations of the SEC selected by the Company; provided, however, the Company may use Form S-3 if at the time of filing such Registration Statement the Company is eligible to use such Form.

            (e) Manner of Sale. The Company may (but shall have no obligation to) cause any Registrable Securities that are the subject of a demand registration pursuant to this Section 3 to be sold in an Underwritten Offering in which event the Company shall have the right to designate the managing underwriter or underwriters thereof (which shall be reasonably satisfactory to the Holders whose Registrable Securities are the subject of such demand registration).

      SECTION 4. Piggyback Registration.

            (a) Piggyback Registration. If the Company at any time proposes to file a registration statement with respect to any class of equity securities, whether for its own account (other than a registration statement on Form S-4 or S-8, or any successor or substantially similar form or a registration statement covering (i) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan or (ii) a dividend reinvestment plan) or for the account of a holder of securities of the Company pursuant to registration rights granted by the Company (a "Requesting Securityholder"), then the Company shall in each case give written notice of such proposed filing to all Holders of Registrable Securities at least 20 Business Days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all
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Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement. Each Holder of Registrable Securities desiring to have his Registrable Securities registered under this
Section 4 shall so advise the Company in writing within 10 Business Days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, however, that if such Registration Statement is for an Underwritten Offering, the Holders of Registrable Securities included therein shall join in the underwriting on the same terms and conditions as the Company or the Requesting Securityholders except that the Holders of Registrable Securities shall not be required to give any representations and warranties relating to the Company, and shall execute any underwriting agreement, "lock-up" letters or other customary agreements or documents executed by the Company or the Requesting Securityholders in connection therewith. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advise the Holders in writing that the total amount or kind of securities which the Holders of Registrable Securities, the Company, the Requesting Securityholders and any other Persons intended to be included in such proposed public offering is sufficiently large to affect the success of such proposed public offering materially and adversely, then the amount or kind of securities to be offered for the accounts of the Holders of Registrable Securities shall be reduced pro rata, together with the amount or kind of securities to be offered for the accounts of any other Persons requesting registration of securities pursuant to rights similar to the rights of the Holders under this Section 4, to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters before the securities offered by the Company or any Requesting Securityholder are so reduced. Notwithstanding the foregoing, however, the Holders shall have no right to include any Registrable Securities in an initial public offering of Company's securities.

            (b) No Obligation. Neither the giving of notice by the Company nor any request by the Holders to register Registrable Securities pursuant to
Section 4(a) shall in any way obligate the Company to file any such Registration Statement. The Company may, at any time prior to the effective date thereof, determine not to offer the securities to which Registration Statement relates and/or withdraw the Registration Statement from the SEC, without liability of the Company to the Holders.

      SECTION 5. Registration Procedures and Other Agreements.

            (a) General. In connection with the Company's registration obligations pursuant to Section 3 and, to the extent applicable thereto, Section 4 hereof, the Company will:

                  (i) prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Offering Registration
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Statement as may be necessary to keep such Registration Statement effective as set forth in Section 3(b); provided, however, that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement;

                  (ii) notify each selling Holder promptly (1) when a new Registration Statement, amendment thereto, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or posteffective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any filing, (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for such purpose, (5) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) of the happening of any event which makes any statement of a material fact made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading; and make every reasonable effort to obtain as promptly as practicable the withdrawal of any order or other action suspending the effectiveness of any Registration Statement or suspending the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction;

                  (iii) furnish to each selling Holder, without charge, at least one manually signed or "edgarized" copy and as many conformed copies as may reasonable be requested, of the then effective Registration Statement and any post-effective amendment thereto, and one copy of all financial statements and schedules, all documents incorporated therein by reference and all exhibits thereto (including those incorporated by reference);

                  (iv) deliver to each selling Holder, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Holder may reasonably request;

                  (v) use its best efforts to register or qualify under the securities or blue sky laws of such jurisdictions as the selling Holders reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the then effective Registration Statement; provided, however, that the Company will not be required to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, or (y) subject itself to general taxation in any such jurisdiction, or
(z) register or qualify such Registrable Securities under the securities or blue sky laws of any jurisdiction in which the Company does not then maintain a currently effective registration or qualification of any of its securities;
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                  (vi) upon the occurrence of any event contemplated by clause
(6) of Section 5(a)(ii) hereof, as promptly as practicable (in light of the circumstances causing the occurrence of such event) prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading;

                  (vii) use reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are then listed, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form;

                  (viii) if the registration is in connection with an Underwritten Offering, enter into an underwriting agreement with respect to the Registrable Securities, which agreement shall contain provisions that are customary in connection with underwritten secondary offerings, including representations and warranties, opinions of counsel, letters of accountants and indemnification provisions with underwriters that acquire Registrable Securities;

                  (ix) otherwise use its best efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and complying with Rule 158 of the SEC thereunder;

                  (x) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.; and

                  (xi) make available for inspection by a representative of selling Holders and any attorney or accountant retained by such selling Holders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by, and to cooperate fully with, any such representative, underwriter, attorney or accountant in connection with such registration, and otherwise to cooperate fully in connection with any due diligence investigation; provided that such representatives, underwriters, attorneys or accountants enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company, prior to the release or disclosure to them of any such information, records or documents.
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            (b) Each selling Holder shall furnish to the Company, upon request, in writing such information and documents as, in the opinion of counsel to the Company may be reasonably required to prepare properly and file such Registration Statement in accordance with the applicable provisions of the Securities Act.

      SECTION 6. Registration Expenses. All expenses incident to the Company performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), the reasonable fees and disbursements of counsel retained by the Holders (which counsel shall be reasonably satisfactory to the Company), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance or compliance), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder and the fees and expenses of any other Person retained by the Company (all such fees and expenses being referred to as "Registration Expenses"), shall be borne by the Company, whether or not any Registration Statement becomes effective.

      SECTION 7. Suspension of Sales under Certain Circumstances.

            (a) Upon receipt of any notice from the Company that dispositions under the then current Prospectus must be discontinued and suspended, whether as a result of an event described in Section 5(a)(ii)(4),(5) or (6) hereof or otherwise, each Holder will forthwith discontinue and suspend disposition of Registrable Securities pursuant to such Prospectus until (i) the Holders are advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act, or (ii) the Holders receive copies of a supplemented or amended Prospectus contemplated by Section 5(a) hereof, or (iii) the Holders are advised in writing by the Company that the use of the Prospectus may be resumed.

            (b) If at any time following the date hereof any of the Company's shares of Common Stock are to be sold pursuant to an Underwritten Offering, then for the period commencing 45 days prior to, and expiring 180 days after, the effective date of such Underwritten Offering, none of the Holders will effect any public sale or distribution of any Registrable Securities or any other shares of Common Stock of the Company then owned by such Holders, other than pursuant to such Underwritten Offering (if any Registrable Securities are included in such Underwritten Offering).
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      SECTION 8. Indemnification.

            (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder of Registrable Securities, any their respective officers and directors, if any, and each Person who controls such Holder within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, any Registration Statement or in any preliminary or final Prospectus, or any amendment or supplement thereto, or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any Holder or any underwriter expressly for use therein; provided that the Company will not be liable pursuant to this Section 8(a) if such losses, claims, damages, liabilities or expenses have been caused by the failure of any selling Holder to deliver a copy of the Registration Statement or Prospectus, or any amendments or supplements thereto, after the Company has furnished such copies to such Holder.

            (b) Indemnification by the Holders of Registrable Securities. In connection with any Registration Statement covering Registrable Securities of any Holder, such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, shareholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act), against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, the Registration Statement or in any preliminary or final Prospectus, or any amendment or supplement thereto, or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion therein. If the offering to which the Registration Statement relates is an Underwritten Offering, each Holder agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each Person who controls such underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by such Holder of the Company.

            (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified
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party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in, but not control, the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person, unless (A) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably, satisfactory to the indemnified party in a timely manner, or (B) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing, that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of any such claim as to which such conflict of interest may exist). The indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnified party will be required to consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, as well as one local counsel in each relevant jurisdiction.

            (d) Contribution. If for any reason the indemnification provided for in Section 8(a) or 8(b) hereof is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Sections 8(a) and 8(b) hereof, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

      SECTION 9. Current Public Information. The Company agrees that it will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if it ceases to be required to file such reports, it will, upon the request of Holders owning not less than 51% of the Registrable Securities [excluding any Registrable Securities that have previously been sold pursuant to a Registration Statement hereunder or Rule 144 under the Securities Act], make publicly available other information), and it will take such further action as may reasonably be required, in each case to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the applicable exemptions provided by
(x) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (y) any similar regulation hereinafter adopted by the SEC.

      SECTION 10. No Inconsistent Agreements. The Company has not previously entered into and shall not in the future enter into any agreement, arrangement or understanding with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

      SECTION 11. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of (a) the Company and (b) the Holders owning not less than 51% of the Registrable Securities (excluding any Registrable Securities that have previously been sold pursuant to a Registration Statement hereunder or Rule 144 under the Securities
Act).

      SECTION 12. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile, or air-courier guaranteeing overnight delivery:

            (a) If to a Holder of Registrable Securities, at the most current address for such Holder, as it appears on the books of the Company; and

            (b) If to the Company: Futech Educational Products, Inc., 2999 North 44th Street, Suite 225, Phoenix, Arizona 85018, Attention: Chief Executive Officer; facsimile no. 808-9863, or at such other address as may be designated from time to time by notice given in accordance with the provisions of this
Section 11.

            All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or facsimile, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent, and (iii) in the case of mailing, on the fifth Business Day following such mailing.

      SECTION 13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, transferees and assigns of the parties hereto; provided, however, that (a) no transferee in any transfer made in reliance on Rule 144 under the Securities Act shall have any rights as a Holder under this Agreement; and (b) no Person to whom the Registrable Securities are transferred shall have any rights under this Agreement as a Holder unless such Person agrees to be bound by the terms and conditions of this Agreement.

      SECTION 14. Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

      SECTION 15. Governing Law: Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona without reference to principles of conflict of laws. The parties to this Agreement hereby consent to the jurisdiction in personam of the Superior Court of the State of Arizona, in and for the County of Maricopa or of the United States District Court for the District of Arizona, in any legal proceeding to enforce any obligations under this Agreement, and agree that venue in Maricopa County is not inconvenient.

      SECTION 16. Construction. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      SECTION 17. Entire Agreement. This Agreement, together with any other documents and certificates delivered hereunder and the Asset Purchase Agreement, state the entire agreement of the Company and the Shareholder with respect to the subject matter hereof, merge all prior negotiations, agreements and understandings, if any, and state in full all representations, warranties and agreements which have induced this Agreement.

      IN WITNESS WHEREOF, the Company and the Shareholder have duly executed and delivered this agreement as of the date written above.

                                    SHAREHOLDER:

                                    /s/ Manmohan Singh Bhatia
                                    -------------------------------------------

                                    FUTECH EDUCATIONAL PRODUCTS, INC.

                                    By: /s/ Vincent W. Goett
                                        ----------------------------------------
                                        Name:
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                                        Title:
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